UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 18, 2011

CHINA RITAR POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-25901	87-0422564
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Room 405, Tower C, Huahan Building,
16 Langshan Road, North High-Tech Industrial Park,
Nanshan District,
Shenzhen, China, 518057
 (Address of Principal Executive Offices)

(86) 755-83475380
Registrant’s Telephone Number, Including Area Code:

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

China Ritar Power Corp. (the “Company”) received a written notice, dated April 18, 2011, from The Nasdaq Stock Market (“Nasdaq”) advising that the Company is not in compliance with Nasdaq’s continued listing requirements set forth in Nasdaq Marketplace Rule 5250(c)(1), which requires timely filing of SEC periodic reports, because it failed to timely file its annual report on Form 10-K (the “10-K”) for the fiscal year ended December 31, 2010.

As set forth in its notice, Nasdaq requires that the Company submit a plan of compliance by May 3, 2011 to advise Nasdaq of any action that the Company has taken, or will take, to file the 10-K for 2010 and bring the Company into compliance with the listing standards. The Company intends to submit the required plan by May 3, 2011.  If Nasdaq accepts the Company’s plan, they may grant an extension of 180 calendar days, or until October 12, 2011, during which the Company can regain compliance.  If Nasdaq does not accept the plan, or if the Company does not regain compliance during any applicable extension period, the Nasdaq staff will provide written notice that the Company’s common stock is subject to delisting.

The Company intends to file its 10-K for 2010 with the Securities and Exchange Commission as soon as practicable.

On April 22, 2011 the Company issued a press release announcing receipt regarding the receipt of written notice from Nasdaq.  A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

99.1           Press Release of the Company issued on April 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Ritar Power Corp.

Date: April 22, 2011	By:	/s/ Jiada Hu
Jiada Hu
Chief Executive Officer